EXHIBIT 21

Subsidiaries of Moore Wallace Incorporated	Organization

Moore Holdings U.S.A. Inc.	Delaware
Moore North America Finance, Inc.	Delaware

Moore Wallace North America, Inc.	Delaware
The Nielsen Company	Ohio
Litho Industries, Inc.	North Carolina
FRDK, Inc.	New York
Peak Technologies, Inc.	Illinois
Peak Technologies Holdings Limited	UK
Peak Technologies UK Ltd (99.99%)	UK
Accuscan International Ltd	UK
Peak Technologies Benelux B.V.	Netherlands
Peak Technologies (Schwiez) AG	Switzerland
Peak Technologies Holdings GmbH	Germany
Peak Technologies GmbH	Germany
Accuscan GmbH (99%)	Germany
Payment Processing Solutions, Inc.	Delaware
Check Printers, Inc.	Delaware

Wallace Technical Services, LLC	Illinois
Wallace Heritage, LLC	Illinois
Visible Computer Supply Corporation	Illinois
Wallace Financial Services, LLC	Illinois

FGSU Holding B.V.	Netherlands

Moore Business Forms de Puerto Rico S.A.	Puerto Rico

MH Holdings Limited	Ontario
Moore International Hungary Financial Services Limited	Hungary
Liability Company

Moore Group Services BVBA (99.99%)	Belgium

Moore Business Forms Holdings U.K. Limited	UK
Moore Business Forms Limited	UK
Moore Business Forms Pensions Trustees UK Ltd.	UK
Moore Response Marketing Limited	UK

Moore International B.V.	Netherlands
Moore Response Marketing B.V.	Netherlands
Moore IMS B.V.	Netherlands
Moore Paragon (Caribbean) Ltd. (60%)	Barbados
Moore Trinidad	Trinidad
Moore Belgium NV	Belgium
Moore Response Marketing NV	Belgium

Moore Response Marketing GmbH	Germany
Moore Response Marketing SA (99.99%)	France
Moore International Ireland (99.99%)	Ireland

Moore de Mexico Holdings, SA de CV	Mexico
Moore de Mexico SA de CV	Mexico
Commercializadora Moore de Mexico (51%)	Mexico

Moore Chile S.A.	Chile

Moore Brasil Ltda.	Brazil
Inversora Dirkon	Uruguay

Inversiones Moore CA	Venezuela

Moore Technology and Trading CA (92%)	Venezuela
Moore de Venezuela SA (50.1%)	Venezuela

Moore de Centro America, SA	Guatemala

Moore de Centro America, SA de CV	El Salvador
Moore de Centro America, SA de CV	Honduras
Formularios Comerciales de Nicaragua SA (98%)	Nicaragua
Moore International SA	Panama

Moore de Centro America, SA	Costa Rica

MCL Argenta S.A.	Argentina

MI Insurance (Barbados) Ltd.	Barbados